SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported)  April 20, 2001

                            REINHOLD INDUSTRIES,INC.
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             (Exact name of registrant as specified in its charter)



     DELAWARE                     0-18434             13-2596288
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(State or other jurisdiction     (Commission       (IRS Employer
of incorporation)                 File Number)      Identification No.)



12827 EAST IMPERIAL HWY., SANTA FE SPRINGS, CA                90670
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(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code      (562) 944-3281



                                       N/A
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       (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On April 20, 2001, Reinhold Industries, Inc., purchased certain assets and assumed certain liabilities of Edler Industries, Inc. The purchase price was $2.6 million consisting of $1.6 million cash paid at closing and a $1.0 million 8% note due in September 2001.

     Edler Industries, Inc., located in Newport Beach, California, is a manufacturer of structural and ablative composite components mainly for subcontractors of the U.S. defense industry. The acquisition is expected to add approximately $2.4 million of sales in 2001 and $4.4 million in 2002. After a short transition period, production will be transferred to Reinhold's facilities in Santa Fe Springs. The operation will be renamed the "Thermal Insulation" division of Reinhold.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

         In accordance with paragraph (b)(2)(i) of Rule 3-05 of Regulation S-X, historical financial statements required in connection with the asset acquisition are not required.

(b)  Pro forma Financial Information.

         Pro forma financial information is not required.

(c)  Exhibits.

         10.1. Asset Purchase Agreement, dated as of April 18, 2001, by and between Edler Industries, Inc., a California corporation, and Reinhold Industries, Inc., a Delaware corporation.
                  *



*        Certain information has been redacted due to confidentiality.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                    REINHOLD INDUSTRIES, INC.


  Date:  May 4, 2001                By  /s/ BRETT R. MEINSEN

                                    Brett R. Meinsen
                                    Vice President - Finance and Administration,
                                    Treasurer and Secretary
                                    (Principal Financial Officer)

                                                                    EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of April 18, 2001 (the "Execution Date") by and between REINHOLD INDUSTRIES, INC., a Delaware corporation (the "Purchaser") on the one hand, and EDLER INDUSTRIES, INC., a California corporation (the "Seller") on the other hand and is made with reference to the following facts:

                                    RECITALS

         A. Seller is in the business of manufacturing and machining of thermal insulation products and goods for the commercial, aerospace and defense industries (hereafter the "Business") from among other locations, its main office at 2101 Dove Street, Newport Beach, California (the "Premises").

         B. Seller desires to sell, transfer and assign to the Purchaser, and the Purchaser desires to purchase from Seller, substantially all of the assets of Seller as used in Seller's Business for a purchase price and on the terms and conditions set forth in this Agreement

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and in consideration of the mutual representations, warranties and covenants set forth in this Agreement and subject to the conditions contained herein, Purchaser and Seller hereby agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

         Section 1.1. Purchase of Assets of Seller. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, convey, transfer, assign and deliver to the Purchaser, at the Closing (as that term is defined herein), free and clear of all liens, mortgages, pledges, encumbrances and charges of every kind, except as to the Assumed Liabilities (as that term is defined in this Agreement), all of the assets, wherever located, tangible and intangible, that are owned, leased, licensed or used by Seller in the Business, including, without limitation, the following (collectively, the "Purchased Assets"):

                  (a) all machinery, equipment, tools, supplies, dies, molds, vehicles, specialized tooling equipment, furniture and fixtures, and other fixed assets owned, leased or held by Seller, as the case may be, including, without limitation, all such items identified on Schedule 3.8 hereto (collectively, the "Machinery and Equipment");

                  (b) all inventories of Seller for the Business, including replacement parts in stock, as of the Closing, which inventory shall be identified on Schedule 3.10 hereto (collectively, the "Inventory");

                  (c) all of Seller's accounts receivable as of the time immediately prior to the Closing, including, without limitation, the items identified on Schedule 3.11 hereto (collectively, the "Accounts Receivable").

                  (d) all prepaid items of Seller regarding the Business, including, without limitation, the items identified on Schedule 3.13 hereto, and all other prepaid rentals, insurance, taxes, deposits and other expenses regarding the Business (collectively, the "Prepaid Expenses");

                  (e) all of Seller's right, title and interest in and to all intangible personal property used or useful in connection with the Business, including without limitation, trade secrets, trademarks, trade names, service marks, service names, copyrights, patents, manufacturing procedures, processes, formulae, scientific and/or technical information, ideas, licenses, franchises, plans, reports, samples, prototypes, know-how, all items in application, development or other pending status, the telephone, telefax, website locations, domain names owned or used in the Business, including, without limitation, the Proprietary Rights and Processes as identified on Schedule 3.22 hereto (collectively, the "Intellectual Property");

                  (f) to the extent permissible by law, all federal, state, local or foreign governmental or regulatory permits, licenses, approvals and franchises that are owned or have been received by Seller in connection with the operation of the Business or ownership of the Purchased Assets, including those relating to the Proprietary Rights and Processes, that are listed on Schedule
3.22 hereto (collectively, the "Permits");

                  (g) all of Seller's right, title and interest under all contracts and agreements with vendors, suppliers and other third parties in connection with the operation of the Business, identified on Schedule 3.23 (collectively, the "Operating Contracts");

                  (h) all of Seller's right, title and interest in all contracts and agreements with customers of Seller to provide products and/or services in the Business as identified on Schedule 3.24 hereto, including, without limitation, the entire backlog of orders and work in progress of the Business (the "Order Backlog") as of the Closing as identified on Schedule 3.12 hereto (collectively, the "Customer Contacts");

                  (i) all of Seller's right, title and interest in all Capital Leases as identified on Schedule 3.9(a) hereto;


                  (j) all of the goodwill of Seller in connection with the Business (collectively, the "Goodwill"); and


                  (k) all operating data and records of Seller relating to the Purchased Assets, including without limitation financial, accounting and credit records, correspondence, warranties, bills of sale, invoices, other similar documents and records, and all of Seller's supplies, brochures, sales and promotional materials, catalogues, advertising, literature, customer lists, customer records and information, pictures, photographs, tapes, manuals, computer programs and software (with applicable documentation and source codes) and other personal property of every nature and description in Seller's possession or control, used or useful in connection with, or otherwise pertaining to, the Business (collectively, the "Records");

         Section 1.2. Excluded Assets. Notwithstanding anything to the contrary in Section 1.1 herein, the Purchased Assets shall exclude the following assets of Seller (collectively, the "Excluded Assets"): (i) the Purchase Price (as hereinafter defined); (ii) Seller's other rights under this Agreement; (iii) all monies in any bank account or account(s) in the name of Seller or held for the benefit of Seller; (iv) the right to use the name "Edler Industries", (iv) those certain assets listed on Schedule 1.2, (v) the corporate records and formation documents , qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Seller as a corporation, (vi) any and all of the rights of Seller under this Agreement and under any side agreement, if any, between Seller on the one hand and Purchaser on the other hand entered into on or after the date of this Agreement, and (vii) all rights and other assets that are not specifically referred to in Section 1.1 hereof.

         Section 1.3. Assumed Liabilities. At the Closing, Purchaser shall assume only the following obligations and liabilities of Seller relating to the Business (the "Assumed Liabilities"):

                  (a) the accounts payable of Seller as of the time immediately prior to the Closing Date as shown on Schedule 1.3(a) hereto; provided however, that the aggregate amount of all such accounts payable plus the Accrued Expenses (defined below) shall not exceed One Hundred Ten Percent (110%) of the Accounts Receivable as of the Closing Date (collectively, the "Accounts Payable");

                  (b) the accrued expenses of Seller as of the time immediately prior to the Closing Date as shown on Schedule 1.3(b) hereto; provided however, that the aggregate amount of all such accrued expenses plus the Accounts Payable (defined above) shall not exceed One Hundred Ten Percent (110%) of the Accounts Receivable as of the Closing Date (collectively, the "Accrued Expenses"); and

                  (c) the obligations of Seller under the Operating Contracts, Customer Contracts, Capital Leases, Intellectual Property and Permits being specifically assumed by Purchaser that arise out of incidents, occurrences, or events accruing from and after the Closing Date.

         Section 1.4. Excluded Liabilities. Except for the payment to Bank of America by Purchaser at Closing paying off all of Seller's line of credit with Bank of America solely from the proceeds of the Purchase Price in accordance with Section 2.2 hereof, Purchaser shall not be responsible for the payment or performance of any liabilities or obligations of Seller not expressly assumed by Purchaser hereunder. Such excluded liabilities shall include, without limitation, the following liabilities, contracts, commitments and other obligations of Seller (the "Excluded Liabilities"):

                  (a) Seller's obligations and any liabilities arising under this Agreement;

                  (b) any obligations of Seller for federal, state, local or foreign income tax liability, payroll, property and sales taxes (including interest and penalties) arising from the operations of Seller whenever occurring or arising out of the sale by Seller of the Purchased Assets pursuant hereto;

                  (c) any obligations of Seller for any transfer, sales or other taxes, fees or levies (including motor vehicle sales taxes) imposed by any state or other governmental entity on or arising out of the sale of the Purchased Assets pursuant hereto;

                  (d) any obligation of Seller for expenses incurred in connection with the sale of the Purchased Assets pursuant hereto, including without limitation the fees and expenses of its counsel, independent auditors, financial advisors, and any finders' fees, brokers' commissions or investment banker fees;

                  (e) any liability, contract, commitment or other obligation of Seller, known or unknown, fixed or contingent, the existence of which constitutes or will constitute a breach of any representation or warranty of Seller contained in or made pursuant to Article III of this Agreement;

                  (f) any liability of Seller for any breach of contract, breach of warranty, act of negligence by Seller or any of its employees or any violation of any statute, regulation or other administrative rule of any governmental entity;

                  (g) any liability of Seller for any punitive damages arising out of any cause of action or claim against Seller arising out of any act or failure to act of Seller;

                  (h) any liability or obligation of Seller arising out of any product or goods manufactured or shipped by Seller or arising in connection with the operation of the Business prior to the Closing Date, including without limitation, liabilities or obligations arising out of, resulting from or relating to the existence of asbestos or any other Hazardous Material (as that term is defined in this Agreement);

                  (i) any liability of Seller arising under any pension, profit sharing, 401 (k) plan or other employee benefit plan or agreement whether or not in writing;

                  (j) any liability of Seller arising under Seller's use, ownership or occupancy of the Premises;

                  (k) any liability of Seller arising under the Operating Contracts, Customer Contracts, Capital Leases, Intellectual Property and Permits, that arise out of incidents, occurrences, or events accruing prior to the Closing Date;

                  (l) any liability of Seller with respect to any suit, action or judicial or arbitration proceeding pending or commenced pertaining to the Purchased Assets where the cause of action has accrued prior to the Closing Date;

                  (m) any liability of Seller for breach or default under any contract, agreement or lease assigned to Purchaser hereunder where such breach or default has occurred prior to the Closing Date;

                  (n) any liability or obligation of Seller arising in respect of Environmental Requirements (as hereafter defined) arising with respect to the operation of the Business or accruing prior to the Closing Date; and

                  (o) any other liability of Seller not expressly assumed hereunder.

                  From and after the Closing Date, Seller shall discharge and satisfy in full all liabilities of Seller that are not specifically assumed by Purchaser as described above.

         Section 1.5. Prorations. The following prorations relating to the Purchased Assets shall be made as of the Closing Date with Seller liable to the extent that such items relate to any time period up to and including the day immediately prior to the Closing Date and Purchaser liable to the extent such items relate to periods on and after the Closing Date:

                  (a) personal property taxes and assessments relating to the Purchased Assets; and

                  (b) payments under maintenance and service contracts and Capital Leases and fees under licenses transferred to or assumed by Purchaser.

         Section 1.6. Closing. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, the closing of the sale of the Purchased Assets to the Purchaser (the "Closing") shall be held at the offices of Horgan, Rosen, Beckham & Coren, L.L.P., 21700 Oxnard Street, Suite 1400, Woodland Hills, CA 91356-4335 at 10 a.m. on April 20, 2001, or at such other date and time as the parties shall agree (the "Closing Date").

                                   ARTICLE II

                         PURCHASE PRICE AND TAX MATTERS

         Section 2.1. Purchase Price. As and in full consideration for the sale of the Purchased Assets and subject to the terms, conditions and limitations set forth in this Agreement, the Purchaser shall pay to Seller an amount of money equal to Two Million Six Hundred Thousand Dollars ($2,600,000) (the "Purchase Price") and shall assume the Assumed Liabilities as of the Closing Date.

         Section 2.2. Payment of Purchase Price. At the Closing, Purchaser shall pay to Seller, on account of the Purchase Price, One Million Six Hundred Thousand Dollars ($1,600,000.00) (the "Initial Payment").

                  All amounts to be paid pursuant to this Section 2.2 shall be paid in lawful money of the United States, by wire transfer, and in immediately available funds.

                  On or before September 30, 2001, Purchaser shall pay to the Seller, without deduction, offset or any other reduction or modification whatsoever, One Million Dollars ($1,000,000.00) plus interest thereon from the Closing Date until paid pursuant to the terms of that certain Promissory Note of Purchaser in the form attached hereto as Exhibit "A" ("Promissory Note"), a fully executed original of which Purchaser shall deliver to Seller at the Closing. This One Million Dollars, plus interest, shall represent the balance of the Purchase Price.

         Section 2.3.      Tax Matters.
         -----------       -----------

                  (a) Tax Allocation. The parties hereto agree that (i) Seller shall be responsible for all liabilities relating to Taxes (as hereinafter defined) attributable to the Business and the Purchased Assets for the period through and including the Closing Date; (ii) Purchaser shall be responsible for all liabilities relating to Taxes attributable to the Purchased Assets for the period commencing after the Closing Date; and (iii) with respect to ad valorem taxes, personal property taxes or special assessments or any other similar tax liability that relates to any period commencing before and ending after the Closing Date, such tax liability shall be prorated based on the respective number of days of ownership during such period. If Seller or Purchaser, as the case may be, shall have paid any Taxes for which the other party is responsible pursuant to this Section 2.2(a), appropriate adjustment and reimbursement shall be made as promptly as practicable.

                  (b) Taxes. For purposes hereof, the term "Tax" or "Taxes" shall include, without limitation, all taxes, interest and penalties related to Federal and state income taxes, real property taxes, personal property taxes, Federal and state payroll taxes, withholding taxes, local taxes and estimated taxes.

                  (c) Allocation of Purchase Price. The Purchase Price shall be allocated by the parties in accordance with the final allocation prepared in accordance with generally accepted accounting principles, as reasonably determined by Purchaser's independent accountants, KPMG LLP, in connection with the audit of Purchaser's financial statements for the fiscal year ended December 31, 2001 (the "Allocation Determination"). Purchaser shall provide Seller with the Allocation Determination not later than fifteen (15) days after receipt of same by Purchaser. Each of the parties shall report the transaction contemplated by this Agreement for Federal and state income tax purposes in accordance with the Allocation Determination and shall file Form 8594 (Asset Acquisition Statement under Section 1060) when and as required by the Internal Revenue Service.

                  (d) Tax Cooperation. Seller and Purchaser agree that they will provide each other with such assistance as may reasonably be requested in connection with the preparation of any Tax return, any audit relating to any liability for, or refund or credit of, Taxes, and shall provide each other with any records or other information (including Tax returns) relevant to such Tax return or audit as are in their possession or subject to their control. The party requesting assistance shall compensate the other for all reasonable out-of-pocket costs and expenses of providing such assistance.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser that the statements contained in this Article III are correct and complete as of the Execution Date of this Agreement (unless otherwise specified hereinafter) and will be correct and complete as of the Closing Date, except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered sections contained in this Article
III. For purposes of this Article III, the "Knowledge of Seller" with respect to a particular fact or other matter shall mean the actual knowledge of Vernon Edler III and/or Paul Edler and the knowledge Vernon Edler III and/or Paul Edler should have had after reasonable inquiry of Seller's officers, directors, employees, and/or attorneys of the Company.

         Section 3.1.  Organization, Authorization, Validity and Enforceability.
         -----------   --------------------------------------------------------

                  (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California with full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. Seller has full legal power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Seller.

                  (b) This Agreement has been duly executed and delivered by the Seller and is a valid and binding obligation of the Seller, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the Articles of Incorporation or Bylaws of the Seller, or of any decree or order of any court or administrative or other governmental body that is either applicable to, binding upon or enforceable against the Seller; or (ii) conflict with, result in a breach of or constitute a default under any mortgage, contract, agreement, indenture, will, trust or other instrument that is either binding upon or enforceable against the Seller. Seller has all requisite power and authority and holds all licenses, permits and other required authorizations from governmental authorities necessary to own its properties and assets and to conduct its Business as it is now being conducted.

                  (c) As of the Execution Date, the authorized capital stock of Seller consists of Fifteen Thousand (15,000) shares of Common Stock, ("Seller Common Stock"), of which Five Thousand (5,000) shares are issued and outstanding. All outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and are not subject to preemptive rights. There are no shares of preferred stock, options, warrants, calls, rights, commitments or agreements of any character, outstanding or in existence as of the date hereof to which Seller is a party or by which Seller is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of Seller or obligating Seller to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding contractual obligations of Seller to repurchase, redeem or otherwise acquire any shares of capital stock of Seller. There are no bonds, debentures, notes or other instruments evidencing indebtedness of Seller issued or outstanding that entitle the holders thereof to vote on any matters on which Seller's shareholder(s) may vote.

         Section 3.2. Consents. Except as disclosed on Schedule 3.2 hereto, no consent, approval, or authorization of, or declaration, registration or filing with, any person, entity, or governmental authority on the part of Seller is required for the valid execution, delivery, and performance of this Agreement or the valid consummation of the transactions contemplated hereby.

         Section 3.3. Material Transactions. Except as disclosed on Schedule 3.3 hereto, Seller has not: (a) borrowed any funds or incurred or become subject to any obligations or liabilities (absolute or contingent) for which the Purchased Assets have been pledged as collateral; (b) sold or transferred or agreed to sell or transfer any of the Purchased Assets; (c) incurred any material obligations or liabilities (including any indebtedness) or entered into any material transaction, except for this Agreement and the transactions contemplated hereby affecting the Purchased Assets; (d) suffered any theft, damage, destruction or casualty loss; (e) entered into any agreements or arrangements for the purchase of, or granting any preferential rights to purchase, any of the Purchased Assets, or requiring the consent of any party to a transfer or assignment of such assets, properties or rights (or change in the management or control thereof); (f) suffered any material losses, waived any rights of substantial or material value or canceled any debts or claims; (g) except in the ordinary course of business, made or permitted any amendment or termination of any material contract, agreement, or license to which it is a party; (h) entered into an agreement to do any of the things described in clauses (a) through (g) above.

         Section 3.4. Material Agreements. Seller is not a party to any written or oral material contract, agreement and/or understanding for which Seller has received any notice of default, nor is Seller in default, nor does any condition now exist that, with notice or the lapse of time or both, would render Seller, or any other party in default under any contract, understanding, indenture, mortgage, loan agreement, lease, promissory note, or agreement to which Seller is or may be a party. There are no disputes or proceedings relating to any such contract, understanding or agreement or to exercise or not exercise any option or rights under such contract, understanding, or agreement.

         Section 3.5. No Litigation. Except as disclosed on Schedule 3.5 hereto, there is no action or proceeding at law or in equity pending or threatened against Seller, before any court or governmental commission, and there is no such proceeding pending or, to the Knowledge of Seller threatened, in arbitration or before any administrative agency, and, to the Knowledge of Seller, there are no facts, events or occurrences by reason of which any such action or proceeding may be brought. To the Knowledge of Seller, there is no judgment, consent, decree, injunction, rule, or other judicial or administrative order outstanding against Seller.

         Section 3.6. Disclosure. No representation or warranty by Seller contained in this Agreement or any schedule or exhibit hereto, or any certificate or other instrument referred to herein or otherwise furnished or to be furnished to the Purchaser by Seller with respect to the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact that is necessary in order to make the statements contained herein or therein, not misleading. Seller is not aware of any fact relating to the business, affairs, operation, condition or prospects of Seller that materially adversely affects the same and that has not been set forth in this Agreement or otherwise disclosed in writing to the Purchasers in connection with this transaction.

         Section 3.7. Taxes. All taxes and other assessments and levies that Seller is required by law to withhold or to collect, including any applicable sales taxes, have been duly withheld and collected, and have been paid over to the proper governmental entity or are being held by Seller in separate bank accounts for such payment.

         Section 3.8. Machinery and Equipment. Except as set forth on Schedule
3.8 hereto, the Machinery and Equipment identified on Schedule 3.8 constitutes all of the machinery, equipment, tools, supplies, dies, molds, vehicles, specialized tooling equipment, furniture, fixtures and other fixed assets owned, leased or held by Seller that is used in Seller's Business, and constitutes all of the Machinery and Equipment currently in use or necessary for the Business as currently conducted. All such Machinery and Equipment is in good operating condition, subject to ordinary wear and tear and routine maintenance.

         Section 3.9. Property and Assets. Seller has good and marketable title to all of the Purchased Assets, and as of the Closing Date all of the Purchased Assets shall be free and clear of all liens, mortgages, pledges, encumbrances or charges of every kind, nature, and description whatsoever, other than the Assumed Liabilities that pertain thereto as specified on Schedule 3.9. All assets used or necessary for use in the Business, and not owned by Seller, are leased by Seller. Attached as Schedule 3.9(a) hereto is a list of all material leases of tangible assets used or necessary for use in the operation of the Business as currently conducted (hereinafter collectively referred to as the "Capital Leases"), together with a description of the Purchased Assets to which each of the Capital Leases relates. Seller is not in default and to the Knowledge of Seller, no third party is in default with respect to any of the Capital Leases.

         Section 3.10. Inventory. The Inventory identified on Schedule 3.10 constitutes the entire inventory of Seller as of the Execution Date and as of the Closing Date, and each item is of a quality and quantity useable and saleable in the ordinary course of Seller's Business.

         Section 3.11. Accounts Receivable. The Accounts Receivable identified on Schedule 3.11 hereto constitutes the entire accounts receivable of the Business (the "Accounts Receivable") shown on the January 31, 2001 Balance Sheet and as of the close of business on the business day immediately prior to the Closing Date. The Accounts Receivable reflected on the January 31, 2001 Balance Sheet, and as of the close of business on the business day immediately prior to the Closing Date, were generated in the ordinary course of business of the Business, and except as set forth on the January 31, 2001 Balance Sheet reserve for doubtful accounts, are fully collectible by Purchaser (to the extent not collected between the date hereof and the Closing, and assuming reasonable efforts by Purchaser to collect such receivable(s)) in the ordinary course of business within one hundred and twenty (120) days after the Closing, without resort to litigation, in amounts equal to not less than the aggregate face amount thereof. Except as disclosed on Schedule 3.11, to the Knowledge of Seller, none of the Accounts Receivable is subject to any counterclaim or offset nor does Seller have any contingent liabilities in respect thereof.

         Section 3.12. Order Backlog. The Order Backlog identified on Schedule
3.12 hereto constitutes the entire backlog of orders and work in progress of the Business as of January 31, 2001, and as of the Closing Date.

         Section 3.13. Prepaid Expenses. The Prepaid Expenses identified on
Schedule 3.13 hereto constitute the entire prepaid rentals, insurance, taxes, deposits and other expenses of Seller regarding the Business.

         Section 3.14. Compliance with Laws. Seller has complied in all material respects with all applicable federal, state, and local laws and regulations pertaining to the Business, and the current uses by it of its properties. The conduct by Seller of its Business does not in any material respect violate any applicable laws or regulations, except where the failure to comply would not have a material adverse effect upon the financial condition of Seller or the Business taken as a whole.

         Section 3.15. Insurance. Seller maintains in full force and effect insurance in such amounts and covering such losses as is reasonably prudent for the operation of the Business, all of which insurance coverage is set forth on
Schedule 3.15 hereof. Schedule 3.15 hereof includes a list and description of each claim submitted by Seller to any insurer with respect to the Business since January 1, 1997.

         Section 3.16. Labor Relations. Schedule 3.16 sets forth and summarily describes each employee of Seller and all employee benefit plans, employment agreements and compensation and benefit arrangements paid or agreed to between Seller and each employee and independent contractor or to which Seller is bound. To the Knowledge of Seller, within the past 24 months Seller has complied in all material respects with Title VII of the Civil Rights Act, as amended, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act of 1990, or such similar California law, and there is not now pending or, to the Knowledge of Seller, threatened and no facts exist that are reasonably likely to give rise to any charge, complaint, action or suit against Seller by any current or former employee, the Equal Employment Opportunity Commission or such similar California law. Except as specified in Schedule 3.16(a)hereto, Seller has not entered into any labor contract or employment agreement with any person to provide any services to the Business that is not terminable at will. Seller has not entered into any labor contract or employment agreement with any person that will require Purchaser to employ or retain any such person in connection with the Business after the Closing Date or subject Purchaser to any credible or viable claim for past wages, compensation or benefits therefor after the Closing Date.

         Section 3.17. ERISA Plan. Seller does not have in effect any pension plan (a "Plan") that is subject to the requirements of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A.ss.1001 et seq. (1975), as amended from time to time ("ERISA").

         Section 3.18. Financial Statements. Except as disclosed in the notes relating thereto, or otherwise on Schedule 3.18, the financial statements of Seller as of and for the periods ended January 31, 2001 and as of the Closing Date, as well as the other financial and accounting books and records of Seller relating to Business provided to Purchaser by Seller or Seller's representatives (all of these statements are collectively referred to herein as the "Seller Financial Statements") (i) fairly, accurately, and completely present the financial condition of Seller as of the dates thereof and the results of operations for the periods therein set forth; (ii) are based on the books and records of Seller; and (iii) constitute the books and records regarding the financial operations of the Business of Seller for the periods so indicated.

                  Seller does not have any undisclosed liabilities or obligations, either accrued or contingent, that are material to Seller taken as a whole and that have not been: (a) reflected or disclosed in the Seller Financial Statements; or (b) disclosed in Schedule 3.18. Seller does not know of any basis for the assertion against it, or any of its officers, directors, or employees of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is reasonably likely to result in or cause any material adverse change in the business or financial condition of Seller when taken as a whole, that is not fairly reflected in the Seller Financial Statements or otherwise disclosed in Schedule 3.18 hereto.

         Section 3.19. Minute Books. The minute books of Seller accurately reflect all material actions taken by the shareholders, the Board of Directors and committees of Seller and contain true and complete copies of Seller's Articles of Incorporation and Bylaws and all amendments thereto.

         Section 3.20. Brokers' Commissions. Except as specified on Schedule
3.20 hereof, Seller has no obligation to pay any brokerage, finder's, investment banker's or other fee or commission as a result of the execution of this Agreement or the consummation of any of the transactions contemplated herein to any no broker, finder or investment banker. Seller has not entered into any agreement that in any way obligates Purchaser to pay any brokerage, finder's, investment banker's or other fee or commission in conjunction with the transaction contemplated by this Agreement.

         Section 3.21. Real Property. Seller does not own any real property. The Business is operated at the Premises and Seller leases the land on which the building housing the Business is located pursuant to a ground lease (the "Ground Lease"), a true and complete copy of which has been delivered to Purchaser. The Ground Lease is in full force and effect, and there are no defaults thereunder by Seller or, to the Knowledge of Seller, the lessor thereunder.

         Section 3.22. Intellectual Property; Proprietary Rights and Processes.

                  (a) The intellectual property identified on Schedule 3.22 hereto constitutes all of the trademark and service mark registrations and applications for registration thereof, trade names, copyright registrations and applications for registration thereof, and patents and patent applications used in the operation of the Business as currently conducted (the "Proprietary Rights"). The Proprietary Rights owned by Seller are valid and in full force and effect. The formulae, manufacturing procedures, processes, know-how and trade secrets used or necessary for use in operation of the Business hereinafter are referred to as the "Processes." The Proprietary Rights and Processes that are owned by Seller with respect to the Business are owned free and clear of any license, sublicense, agreement, right, understanding, judgment, order, decree or stipulation, except as disclosed on Schedule 3.22 hereto. Except as set forth on
Schedule 3.22, all Proprietary Rights and Processes that were conceived by such employees constitutes the property of Seller.

                  (b) The use of the Proprietary Rights and Processes does not infringe upon the rights of any other person or entity whether or not said third party's rights are registered, patented or copyrighted. Seller has not received any written notice of a claim of such infringement nor were any such claims the subject of any action or proceeding involving Seller (with respect to the Business as currently conducted) or any employee thereof.

                  (c) To the Knowledge of Seller, there is no infringement or improper use by any third party of the Proprietary Rights or Processes; and Seller has not instituted any action or proceeding in which an act constituting an infringement of the Proprietary Rights or the Processes were alleged to have been committed by a third party.

                  (d) Disclosed on Schedule 3.22 hereto are all licenses, sublicenses, agreements and other Permits relating to (i) the use by third of the Proprietary Rights or the Processes, or (ii) the use by Seller of the Proprietary Rights or the Processes pursuant to a license, sublicense or agreement with a third party. Seller is not in default, and to the Knowledge of Seller, no third party is in default, under any such license, sublicense or agreement.

         Section 3.23.     Operating Contracts.
         ------------      -------------------

                  (a) The Operating Contracts identified on Schedule 3.23 constitute all of the material oral or written contracts and agreements included in the Purchased Assets, exclusive of Capital Leases, to which Seller is a party or by which Seller is bound with regard to the Business.

                  (b) Except as set forth on Schedule 3.23, Seller is not in default with respect to any material obligation to be performed under any Operating Contract, and Seller has no knowledge of any default thereunder by any third party. There exists no event, occurrence, condition or act that, with the giving of notice, the lapse of time or the happening of any other event or condition would become a default by Seller, or to the Knowledge of Seller, any third party under any Operating Contract.

         Section 3.24.     Customer Contracts.
         ------------      ------------------

                  (a) The Customer Contracts identified on Schedule 3.24, together with a summary of the material terms and the subject matters, constitute all of the contracts and agreements with customers of Seller to provide products and/or services to Seller is a party or by which Seller is bound with regard to the Business. Schedule 3.24 also contains a full, complete and accurate list of all customers of Seller in the Business as of the Execution Date and as of the Closing (the "Seller's Customers").
                  (b) Except as set forth on Schedule 3.24, Seller is not in default with respect to any material obligation to be performed under any Customer Contract, and to the Knowledge of Seller, there is no default thereunder by any third party. There exists no event, occurrence, condition or act that, with the giving of notice, the lapse of time or the happening of any other event or condition would become a default by Seller, or to the Knowledge of Seller, any third party under any Customer Contract.

         Section 3.25. Products and Product Warranties. Except as specified on
Schedule 3.25 hereto, since January 1, 1997, Seller has not given any written warranties with respect to products sold by the Business.

         Section 3.26. Environmental Matters. Except as set forth on Schedule 3.26, with respect to the ownership and operation of the Business and the Premises and with regard to the Purchased Assets, Seller has complied with all Environmental Requirements, which compliance includes, but is not limited to, the possession by Seller of all permits and other governmental authorizations required under applicable Environmental Requirements with respect to the Business and the Premises, and compliance with the terms and conditions thereof.

                  For purposes of this Agreement, the following definitions are applicable:

                  (1) "Hazardous Material" means any substance: (i) the presence of which requires investigation or remediation under any federal, state or local stature, regulation, ordinance, order, action, policy or common law; or (ii) that is or becomes defined as a "hazardous waste," "hazardous substance", pollutant or contaminant under any federal, state, or local statute, regulations, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) And/or the Resource Conservation and Recovery Act (42 &.S.C. Section 6901 et seq.); or (iii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; or (iv) the presence of which causes or threatens to cause a nuisance upon the Premises, the property of the Business or to adjacent properties or to wholesalers, purchasers or users of goods, products or services of the Business or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises or property of the Business or on adjacent properties or to wholesalers, purchasers or users of goods, products or services of the Business; or (v) the presence of which on adjacent properties could constitute a trespass; (vi) without limitation that contains gasoline, diesel fuel or other petroleum hydrocarbons; or (vii) without limitation that contains polychlorinated bipheynols (PCBs), asbestos or urea formaldehyde foam insulation; or (viii) without limitation, radon gas.

                  (2) "Environmental Requirements" means all applicable current and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, or similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states, political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including without limitation: (i) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigations, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemicals substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface, water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature; and (ii) all requirements pertaining to the protection of the health and safety of employee or the public.

                  (3) "Environmental Damages" means (i) all claims, judgements, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment, or whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including, without limitation, reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence of Hazardous Material upon, about, beneath the Premises or migrating or threatening to migrate to or from the Premises or any property (personal or real) of the Business or existing in any of the Purchased Assets, or the existence of a violation of Environmental Requirements pertaining to the Business or the Purchased Assets or to any wholesalers, purchasers or users of goods, products or services of the Business, regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to, during or after the present ownership or operation of the Premises, the Business, or the Purchased Assets, and including without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties; (ii) fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Premises or any property of the Business or any other property or otherwise expended in connection with such conditions, and including without limitation any attorneys' fees, costs and expenses incurred in enforcing this Agreement or collecting any sums due hereunder; (iii) liability to any third party arising out of the purchase, handling, use, or contact with any product, good, or service manufactured, produced, or sold in the Business or relating to the Purchased Assets; (iv) liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced in subparagraphs (i), (ii) and (iii) herein; and (v) diminution in the value of the Business, the Purchased Assets, the Premises or any other property, and damages for the loss of business and restriction on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the Premises or any property of the Business.

         Section 3.27. Adequacy of Assets. The Purchased Assets are substantially all the assets normally used by Seller in connection with the operation and maintenance of the Seller's Business.

         Section 3.28. No Material Adverse Change. Since the date of the Seller Financial Statements, there has been no material adverse change in the business, revenues, manner of conducting the Business, or condition (financial or otherwise) of the Business or in the Purchased Assets. Without limiting the foregoing, Seller has not suffered any damage, destruction or loss to any of the Purchased Assets, whether or not covered by insurance.

         Section 3.29. Bulk Sales Exemption. Seller does not have any inventory, as that term is defined in Section 9102(48) of the California Commercial Code. Seller does not have any goods that are (i) leased by Seller as lessor, (ii) held by Seller for sale or lease or to be furnished under a contract of service,
(iii) furnished by Seller under a contract of service, or (iv) consist of raw materials, work in progress, or materials used or consumed in a business. Seller's Business is not the sale of inventory from stock, but rather, is the manufacture and machining of goods to order only upon request for customers.

         Section 3.30. Survival of Representations and Warranties. Notwithstanding any investigation at any time made by or on behalf of the Purchaser, the representations and warranties of Seller contained herein shall survive the execution and delivery of this Agreement, the Closing, and the purchase of the Purchased Assets for a period of two (2) years from the Closing Date, unless otherwise terminated as provided in Section 11.7 hereof, except for those representations and warranties made by Seller in Sections 3.25 and 3.26 hereof which shall survive for a period of five (5) years from the Closing Date, unless otherwise terminated as provided in Section 11.7 hereof.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         Purchaser represents and warrants to Seller that the statements contained in this Article III are correct and complete as of the Execution Date of this Agreement (unless otherwise specified hereinafter) and will be correct and complete as of the Closing Date.

         Section 4.1. Organization, Authorization, Validity and Enforceability.

                  (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. Purchaser has full legal power and authority to enter into this Agreement and carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Purchaser.

                  (b) This Agreement has been duly executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Purchaser, or of any decree or order of any court or administrative or other governmental body that is either applicable to, binding upon or enforceable against the Purchaser; or (ii) conflict with, result in a breach of or constitute a default under any mortgage, contract, agreement, indenture, will, trust or other instrument that is either binding upon or enforceable against the Purchaser.

         Section 4.2. Funds to Pay Purchase Price. Purchaser has sufficient funds or has secured a firm commitment from a third party or parties to provide sufficient funds to pay the Initial Payment at Closing in accordance with
Section 2.2 hereof.

         Section 4.3. Brokers' Commissions. Purchaser has no obligation to pay any brokerage, finder's, investment banker's or other fee or commission as a result of the execution of this Agreement or the consummation of any of the transactions contemplated herein to any broker, finder or investment banker.

         Section 4.4. Survival of Representations and Warranties. Notwithstanding any investigation at any time made by or on behalf of the Seller, the representations and warranties of Purchaser contained herein shall survive the execution and delivery of this Agreement, the Closing, and the purchase of the Purchased Assets for a period of two (2) years from the Closing Date.

                                    ARTICLE V

                      COVENANTS OF SELLER PRIOR TO CLOSING

         Seller covenants to Purchaser as follows:

         Section 5.1. Access to Business Records and Information. During the period commencing on the date hereof, and ending on the Closing Date, Seller shall permit Purchaser, its representatives, counsel, accountants, agents and employees to have reasonable access during normal business hours and in a manner so as not to disrupt or interfere with the normal business operations of Seller, to the Premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to Seller. Purchaser shall treat and hold in strict confidence all documents and information concerning Seller that it receives from Seller or obtained previously pursuant to any prior meetings and discussions held regarding this Agreement or the transactions contemplated herein and will not use any of the confidential information except in connection with this Agreement or disclose it to any outside third parties. If this Agreement is terminated for any reason whatsoever, Purchaser shall return to Seller all tangible embodiments (and all copies) of the confidential information that are in its possession. Purchaser and will not use such documents or information for its own benefit (except to the extent that such documents or information are a matter of public record or require disclosure in any application necessary to obtain regulatory approval of the transactions contemplated by this Agreement) and, if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents provided pursuant hereto shall be returned to Seller.

         Section 5.2. Limitations Upon Seller Prior to Closing. Except as required by this Agreement, during the period between the Execution Date and the Closing Date or until this Agreement is terminated, Seller shall not do any of the following without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, denied or delayed, (and which consent shall be deemed granted if no written response is received by Seller within three (3) business days after delivery to Purchaser of written permission for any such consent):

                  (a) Create or take action to incur any liabilities in excess of Five Thousand Dollars ($5,000.00) or having a term in excess of one (1) year, other than liabilities incurred in the ordinary course of business or in connection with the creation or performance of this Agreement;

                  (b) Except in the usual or ordinary course of business, create or incur or suffer to exist any mortgage, lien, pledge, security interest, charge, encumbrance or restriction of any kind against or in respect of any property or right of Seller securing an obligation in excess of Five Thousand Dollars ($5,000.00) or having a term in excess of one (1) year;

                  (c) Make or become a party to any contract or commitment in excess of Five Thousand Dollars ($5,000.00) or having a term in excess of one
(1) year, or renew, extend, amend or modify any contract or commitment in excess of Five Thousand Dollars ($5,000.00) except in the usual and ordinary course of business or except in connection with the transactions contemplated in this Agreement;

                  (d) Make any capital expenditures in excess of Five Thousand Dollars ($5,000.00) except for ordinary and necessary repairs and replacements;

                  (e) Sell or otherwise dispose of any of their assets or properties in excess of Five Thousand Dollars ($5,000), except in the usual and ordinary course of its business;

                  (f) Declare or pay any dividend (cash, in kind, or stock) or make any other distribution upon, or purchase or redeem, any shares of common stock of Seller (the "Seller's Stock");

                  (g) Except as contemplated herein, issue or sell or obligate themselves to issue or sell any shares of Seller's Stock or any other securities including, without limitation, any capital notes, or any warrants, rights or options to acquire any shares of Seller's Stock or other securities;

                  (h) Acquire capital stock of any corporation or any interest in any entity except in the usual and ordinary course of its business;

                  (i) Amend its Articles of Incorporation or Bylaws, except for such amendments as contemplated by this Agreement;

                  (j) Grant any salary increase or enter into or amend, except as may be required by applicable law, any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, group insurance or other benefit plan or any employment agreement or consulting agreement where the individual or aggregate cost to Seller is increased;

                  (k) Except in the usual and ordinary course of Seller's business, enter into any continuing contract or series of related contracts in excess of Five Thousand Dollars ($5,000.00) for the purchase of materials, supplies, equipment or services that cannot be terminated without cause and without payment of any amount as a penalty, bonus, premium or other compensation for such termination;

                  (l) Change any of Seller's basic policies and practices with respect to management and cash flow planning, marketing, personnel practices, accounting or any other material aspect of the Business or operations, except such change as may be required in the opinion of Seller's management to respond to economic or market conditions or as may be required by applicable law, or as contemplated by this Agreement;

                  (m) Knowingly default in any material respect under any agreements or obligations to which Seller is a party, and that, individually or together with other agreements or obligations with respect to which a default by Seller exists, would materially adversely affect the business, properties, prospects or financial condition of Seller taken as a whole; or

                  (n) Conduct Seller's Business in a manner that would violate its Articles of Incorporation or Bylaws or would materially violate or be in material conflict with any law, ordinance, rule or regulation of any applicable federal or state authority.

         Section 5.3. Affirmative Conduct of Seller Prior to Closing.

Between the Execution Date and the Closing Date, Seller shall:

                  (a) Take or cause to be taken all necessary action required to carry out the transactions contemplated in this Agreement and shall use its best efforts to obtain as expeditiously as possible and cooperate with others, as expeditiously as possible to bring about the satisfaction of the conditions and approvals to the Closing as set forth herein, including without limitation, obtaining a letter from Pratt & Whitney Space Propulsion Chemical Systems Division ("CSD") to Purchaser agreeing to a novation of all Customer Contracts between CSD and Seller to replace Seller with Purchaser under those Customer Contracts on terms and conditions reasonably acceptable to Purchaser (the "CSD Letter");

                  (b) Use and devote its best efforts consistent with this Agreement to maintain and preserve intact Seller's current business organization and to maintain and preserve Seller's relationships and goodwill with customers, employees, vendors, suppliers, and others having business relationships with Seller, including without limitation, paying all accounts payable in accordance with Seller's normal histo rical payment cycle and not delaying the payment of any such accounts payable other than in the event of a dispute between Seller and the party to whom the payment is due;

                  (c) Carefully prepare or review and make available to Purchaser prior to filing all federal, state and local tax returns and reports to government authorities regarding Seller required to be filed by it between the Execution Date and the Closing Date and ensure that information contained therein is true, accurate and contains all disclosures required to make such filings not misleading;

                  (d) Maintain in effect and at the same level all insurance coverage then in effect on the Execution Date as specified in Schedule 3.15 of the Disclosure Schedule;

                  (e) Duly observe and conform to lawful requirements applicable to the Business in all material respects and conduct its Business in a manner that is consistent with safe and sound business practices;

                  (f) Maintain Seller's books of account and records in the regular manner consistent with the Financial Statements, with all applicable statutory and regulatory requirements applied on a consistent basis;

                  (g) Notify Purchaser by telephone, confirmed promptly in writing, of any breach or violation on Seller's part of any covenant contained herein, or of the occurrence of an event that would cause any warranties or representations made by Seller herein to be or become false or misleading, or if Seller or any of its officers, directors or employees becomes a party or is threatened with becoming a party to any legal or equitable proceeding or governmental investigation, or upon the occurrence of any event that would result in a material adverse change in the circumstances of Seller described in the representations and warranties contained herein; and advise Purchaser promptly in writing of any matter that would make the representations and warranties set forth in Article III hereof not true and correct in all material respects at the Closing; and

                  (h) As of the Closing, amend and/or supplement the schedules prepared and delivered pursuant to Article III hereof to ensure that the information set forth in such schedules accurately reflects the then-current status of Seller; and each representation, warranty, covenant and agreement of Seller set forth in this Agreement shall be deemed to be made on and as of the Execution Date hereof and, as subsequently amended and/or supplemented as provided in this Section, as of the Closing; provided however, that no such amendment and/or supplement shall relieve Seller's liability hereunder for any untruthful or incorrect representation or warranty made by Seller as of the Execution Date unless the Closing shall occur, in which case Purchaser shall have no cause of action against Seller on the basis that a representation or warranty was not true, accurate, or complete at and as of the Execution Date, provided the representation or warranty was true, accurate and complete as it was made at and as of the Closing Date.

         Section 5.4. Transfer of Business to Purchaser. During the period between the Execution Date and the Closing Date, Seller shall keep Purchaser fully informed regarding the operations of the Business so as to accomplish an orderly and successful transfer of the Business to Purchaser as of the Closing.

         Section 5.5. Discussions with Third Parties. Seller: (i) shall not, and shall instruct and cause each of its directors, officers, employees, agents, representatives and advisors ("Representatives") not to, solicit or encourage, directly or indirectly, inquiries or proposals with respect to any Transaction Proposal (as hereinafter defined); and (ii) shall not, and shall instruct and cause each of its Representatives not to, furnish any non-public information relating to or participate in any negotiations, discussions or other activities concerning, any Transaction Proposal with any party other than Purchaser. Seller shall notify Purchaser promptly after any Transaction Proposal is received by, or any negotiations or discussions regarding a Transaction Proposal are sought to be initiated with, directly or indirectly, Seller, or any of its Representatives, and shall disclose to Purchaser the identity of the third party making or seeking to make such Transaction Proposal, the terms and conditions thereof and such other information as Purchaser reasonably may request. A "Transaction Proposal" means any acquisition or purchase of all or a significant (i.e. more than 5%) portion of the assets of or a significant equity interest in, Seller, or any merger or other business combination involving Seller, or any recapitalization involving Seller, or any occurrence resulting in an extraordinary dividend or distribution to Seller's shareholders, or a self-tender for or redemption of some or all of the outstanding shares of Seller's Stock, or the issuance of shares of Seller's voting or non-voting securities.

         Section 5.6. Termination of Employees. Seller shall inform its employees in writing in such form as is acceptable to Seller and Purchaser, that: (i) Purchaser is a separate business entity, (ii) as of the Closing, Seller will cease operating the Business and will no longer employ its employees, (iii) as of the Closing, the employees are free to seek employment with Purchaser, (iv) Purchaser has no obligation to employ any of Seller's former employees, and (v) if Purchaser does employ any of Seller's former employees, Purchaser has no obligation to recognize or give the former employees, as an employee of Purchaser, the same level salary or benefits or any credit for years of employment, hours of service, seniority, vacation, or other benefits the former employee had with Seller. In addition, Seller shall cooperate with Purchaser in identifying employee(s) of Seller that Purchaser may wish to employ from and after the Closing, and shall take all action reasonably requested by Purchaser to inform Purchaser as to the experience, training, and qualifications of such employee(s) and to retain such employee(s) in the employ of Seller up to the Closing.

                                   ARTICLE VI

                     COVENANTS OF PURCHASER PRIOR TO CLOSING

         Purchaser hereby covenants to Seller as follows:

         Section 6.1. Satisfaction of Conditions. Purchaser shall take or cause to be taken all necessary action required to carry out the transactions contemplated in this Agreement and shall use its best efforts to obtain as expeditiously as possible and cooperate with others, as expeditiously as possible to bring about the satisfaction of the conditions and approvals to the Closing as set forth herein.


                                   ARTICLE VII

                         CONDITIONS PRECEDENT TO CLOSING

         Section 7.1. Conditions Precedent to Obligations of Purchaser to Close. The obligations of Purchaser hereunder are subject to the fulfillment and satisfaction, on or before the Closing, of the following conditions precedent, unless the compliance with or the occurrence of any one or more of such conditions precedent is waived in writing by the Purchaser:

                  (a) Continued Accuracy of Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Execution Date and at and as of the Closing Date, except as otherwise contemplated by this Agreement.

                  (b) Performance of Obligations. Seller shall have performed and satisfied all of the covenants, agreements, obligations and conditions required by this Agreement to be performed and satisfied by Seller at or prior to the Closing.

                  (c) Authorization of Agreement. All action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

                  (d) Breach of Agreement. There shall not be any material breach by Seller in the performance of any of Seller's covenants or agreements herein.

                  (e) Material Actions. No material action, suit or proceeding shall have been instituted or threatened against Purchaser or Seller to restrain, prohibit or otherwise challenge the legality of or otherwise materially affect the transactions contemplated herein.

                  (f) Permits. Seller shall have received all necessary permits, approvals, and consents required under applicable law, rules, regulations, contracts, agreements and leases for the sale and assignment of the Purchased Assets to Purchaser without conditions that place an undue burden on Purchaser, as determined by Purchaser in its reasonable discretion, including without limitation, the CSD Letter.

                  (g) Sublease. Seller shall have executed the Ground and Factory Building Sublease for the Premises in the form of Exhibit "B" attached hereto (the "Sublease") and the ground lessor shall have executed and delivered a written unconditional consent to such Sublease.

                  (h) Material Adverse Change. Between the Execution Date and the Closing Date, there shall have been no material adverse change in the financial condition of the Business or the physical condition of the Purchased Assets or the Premises.

                  (i) Legal Opinion. Purchaser shall have received an opinion of counsel to Seller respecting the matters set forth in Exhibit "C" attached hereto.
                  (j) Officers' Certificate. Seller shall have delivered to Purchaser a certificate dated as of the Closing Date and signed by its chief executive officer and chief financial officer, to the effect that the conditions set forth in Section 7.1(a), (b), (c), and (f) of the Agreement have been satisfied (the "Seller Officers' Certificate").

                  (k) Noncompete Agreement. Vernon Edler, III shall have executed the Noncompetition Agreement in the form attached hereto as Exhibit "D" (the "Noncompete Agreement").

                  (l) Termination of Line of Credit. Seller shall have terminated the Seller's Line of Credit.

                  (m) Delivery of Documents. Seller shall deliver to Purchaser the following documents at the Closing:

                           (i) A duly executed Bill of Sale in the form of Exhibit "E" attached hereto;

                           (ii)     The Sublease duly executed by Seller;

                           (iii) The Assignment and Assumption Agreement in the form of Exhibit "F" attached hereto(the "Assignment and Assumption Agreement") duly executed by Seller;

                           (iv) All documentation transferring the Operating Contracts, the Customer Contracts, the Capital Leases, the Intellectual Property and Permits to Purchaser in such form and on terms and conditions reasonably acceptable to Purchaser;

                           (v) Confirmation satisfactory to Purchaser that the Seller's Line of Credit has been terminated;

                           (vi)     The duly executed Noncompete Agreement;

                           (vii) A Uniform Commercial Code - Financing Statement Change on Form UCC-2 duly executed by Bank of America terminating its security interest in all of the assets of Seller included in the Purchased Assets; and

                           (viii)   The duly executed Seller Officers'
                                    Certificate.

                  (n) Delivery of CSD Letter. CSD shall have delivered the CSD Letter to Seller and Purchaser in a form reasonably satisfactory to Purchaser.

         Section 7.2. Conditions Precedent to Obligations of Seller to Close. The obligations of Seller hereunder are subject to the fulfillment and satisfaction, on or before the Closing, of the following conditions precedent, unless the compliance with or the occurrence of any one or more of such conditions precedent is waived in writing by the Seller:

                  (a) Continued Accuracy of Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Execution Date and at and as of the Closing Date, except as otherwise contemplated by this Agreement.

                  (b) Performance of Obligations. Purchaser shall have performed and satisfied all of the covenants, agreements, obligations and conditions required by this Agreement to be performed and satisfied by it at or prior to the Closing.

                  (c) Authorization of Agreement. All action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

                  (d) Breach of Agreement. There shall have been no material breach by Purchaser in the performance of any of Purchaser's covenants or agreements herein.

                  (e) Material Actions. No material action, suit or proceeding shall have been instituted or threatened against Purchaser or Seller to restrain, prohibit or otherwise challenge the legality of or otherwise materially affect the transactions contemplated herein.

                  (f) Sublease. Purchaser shall have executed the Sublease and the ground lessor shall have executed and delivered a written unconditional consent to such Sublease.

                  (g) Legal Opinion. Seller shall have received an opinion of counsel to Purchaser respecting the matters set forth in Exhibit "G" attached hereto.

                  (h) Employment Agreement. Purchaser shall have delivered to Vernon Edler, III a duly executed employment agreement in the form attached hereto as Exhibit "H" (the "Employment Agreement").


                  (i) Officers' Certificate. Purchaser shall have delivered to Seller a certificate dated as of the Closing Date and signed by its chief executive officer and chief financial officer, to the effect that the conditions set forth in Section 7.2(a), (b) and (c) of the Agreement have been satisfied (the "Purchaser Officers' Certificate").

                  (j) Delivery of Documents and Purchase Price. Purchaser shall deliver to Seller at the Closing the following:

                           (i) The Purchase Price as specified in Section 2 hereof, including the Promissory Note in the form attached hereto as Exhibit "A" duly executed by Purchaser;

                           (ii)     The Sublease duly executed by Purchaser;

                           (iii) The Assignment and Assumption Agreement duly executed by Purchaser;

                           (iv) The Employment Agreement duly executed by Purchaser; and

                           (v)      The duly executed Purchaser Officers'
                                  Certificate.


                                  ARTICLE VIII

                                   TERMINATION

         Section 8.1. Termination of Agreement. Anything contained herein to the contrary notwithstanding, this Agreement may be terminated:

                  (a) By Purchaser upon the expiration of five (5) days from the date the Purchaser has given notice to Seller of a material breach or material default by Seller in the performance of any material covenant, agreement, representation, warranty, duty or obligation of Seller hereunder; provided, however, that no such termination shall be effective if, within said five (5) day period, Seller shall have substantially corrected and cured the grounds for the termination as set forth in said notice of termination, or if such breach or default is incapable of being remedied within such five (5) day period, Seller commences such cure within such five (5) day period, diligently pursues such cure, and the cure is completed within thirty (30) days of the notice of termination;

                  (b) By Seller upon the expiration of five (5) days from the date that Seller has given notice to Purchaser of a material breach or material default by Purchaser in the performance of any material covenant, agreement, representation, warranty, duty or obligation of Purchaser, hereunder; provided, however, that no such termination shall be effective if, within said five (5) day period Purchaser shall have substantially corrected and cured the grounds for the termination as set forth in said notice of termination, or if such breach or default is incapable of being remedied within such five (5) day period, Purchaser commences such cure within such five (5) day period and diligently pursues such cure, and the cure is completed within thirty (30) days of the notice of termination;

                  (c) By Purchaser if any condition set forth in Section 7.1 shall not have been met, or by Seller if any of the conditions set forth in
Section 7.2 shall not have been met by May 1, 2001 or such earlier time as it becomes apparent that such condition cannot be met;

                  (d) By Purchaser or Seller if the Closing has not occurred on or before May 1, 2001, unless such date shall be extended by the mutual agreement of the parties hereto; or

                  (e)      By the mutual agreement of the parties hereto.

         Section 8.2. Effect of Termination.

         If this Agreement is terminated for any reason set forth in Subsection
8.1 above, then (i) Purchaser and Seller shall not be obligated to consummate the transactions contemplated by this Agreement, (ii) Purchaser and Seller shall pay their own expenses incurred in connection therewith, and (iii) the parties shall owe no further duty or liability to the other on account hereof; provided however, that no termination under this Agreement for any reason or in any manner shall release, or be construed as so releasing, any party from its obligations under this Agreement from any liability or damage to any other party hereto arising out of, in connection with, or otherwise relating directly or indirectly, to such parties' material breach, default or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder and provided further, that should the Closing occur, Purchaser shall have no cause of action against Seller on the basis that a representation or warranty made by Seller in this Agreement was not true, accurate or complete at and as of the Execution Date, provided the representation or warranty was true, accurate, and complete as it was made at and as of the Closing Date. The confidentiality provisions contained in Section 5.1 and Section 12.9 hereof shall survive termination of this Agreement.

                                   ARTICLE IX

                                     CLOSING

         Section 9.1. Place and Date. The Closing shall take place as specified in Section 1.6 hereof. The parties may agree in writing to extend the Closing.

         Section 9.2. At the Closing, Seller shall deliver the documents required by Section 7.1(m) hereof.

         Section 9.3. At the Closing, Purchaser shall deliver the documents specified in Section 7.2(j) hereof and the Purchase Price as specified in
Section 2 hereof.



                                    ARTICLE X

                         ADDITIONAL RIGHTS OF PURCHASER

         Section 10.1. Non-Assignable Contracts and Purchaser to Act as Agent for Seller. In the event that any contract, permit or right that Seller is to assign to Purchaser hereunder is not assignable without the consent of another party, or if such assignment or attempted assignment would constitute a breach thereof, then this Agreement shall not constitute such an assignment or attempted assignment thereof. Seller shall use its reasonable efforts to obtain, prior to Closing, all such consents to assignment by Seller to Purchaser. In the event that Seller is unable to obtain any such consent, the Closing shall nevertheless take place if, but only if, the consent that the Seller is unable to obtain prior to Closing relates to Operating Contracts, Customer Contracts, Permits or other commitments that, individually or in the aggregate, in the reasonable judgment of Purchaser, are not material to the operation of the Business; provided however, that the failure to obtain the CSD Letter shall be deemed material to the operation of the Business unless expressly waived by Purchaser in writing. In the event that Seller is unable to obtain any such consent and the Closing nevertheless takes place, Seller will take all reasonable actions requested by Purchaser to secure such consents after the Closing or otherwise to transfer to the Purchaser the benefits of any such contract or commitment. This Agreement shall not constitute an agreement to assign any claim, contract, license, lease, commitment, sales order or purchase order if any attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or in any way affect the rights of Seller, as the case may be, thereunder. If such consent is not obtained or if any attempted assignment would be ineffective or would affect Seller's rights thereunder so that the Purchaser would not in fact receive all such rights, then, subject to the terms and conditions hereof, the Purchaser shall act as the agent for Seller, as the case may be, in order to obtain for the Purchaser the benefits thereunder.

         Section 10.2. Delivery of Property Received by Seller After Closing. From and after the Closing, Purchaser shall have the right and authority to collect, for the account of the Seller, all receivables and other items that shall be transferred or are intended to be transferred to Purchaser as part of the Purchased Assets as provided in this Agreement, and to endorse with the name of Seller, as the case may be, any checks or drafts received on account of any such receivables or other items of the Purchased Assets. Seller hereby agrees that it will transfer or deliver to the Purchaser, promptly after the receipt thereof, any cash or other property that Seller receives after the Closing in respect of any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character or any other items transferred or intended to be transferred to Purchaser as part of the Purchased Assets under this Agreement.

         Section 10.3. Purchaser Appointed Attorney for Seller. Effective at the Closing, Seller hereby constitutes and appoints the Purchaser, its successors and assigns, the true and lawful attorney of Seller, as the case may be, in the name of either the Purchaser or Seller, as the case may be (as the Purchaser shall determine in its sole discretion) but for the benefit and at the expense of the Purchaser (except as otherwise herein provided), (i) to institute and prosecute all proceedings that the Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets as provided for in this Agreement; (ii) to defend or compromise any and all actions, suits or proceedings in respect of any of the Purchased Assets, and to do all such acts and things in relation thereto as the Purchaser shall deem advisable; and (iii) to take all action that the Purchaser may reasonably deem proper in order to provide for the Purchaser the benefits under any of the Purchased Assets where any required consent of another party to the sale or assignment thereof to the Purchaser pursuant to this Agreement shall not have been obtained. Seller hereby acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable. The Purchaser shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

         Section 10.4. Execution of Further Documents. From and after the Closing, upon the reasonable request of the Purchaser, Seller, and each of them shall execute, acknowledge and deliver all such further acts, deeds, bills of sale, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required to convey and transfer to and vest in the Purchaser and protect its right, title and interest in all of the Purchased Assets, and as may be appropriate otherwise to carry out the transactions contemplated by this Agreement.

         Section 10.5. Financial Condition of Seller Post Closing. Subject to termination of this Section 10.5 pursuant to Section 11.7 hereof, at all times from and after the Closing up to and including five (5) years from the Closing Date, Seller shall not (i) dissolve, (ii) wind up, (iii) terminate its business operation, (iv) make an assignment of its assets for the benefit of creditors or
(v) be the subject of a bankruptcy proceeding, whether voluntary or involuntary, that is not dismissed as to Seller within ninety (90) days after the filing thereof. At all times from and after the Closing up to and including five (5) years from the Closing Date, Seller shall (i) maintain a liquid net worth of not less than Two Hundred Thousand Dollars ($200,000) and (ii) maintain in an account in the name of Seller with Bank of America or another financial institution reasonably acceptable to Purchaser (the "Post-Closing Account") an amount of money of at least Two Hundred Thousand Dollars ($200,000) (the "Minimum Amount"). Seller is hereby authorized to withdraw funds from the Account only to satisfy its obligations under this Agreement to pay the Indemnifiable Damages of Purchaser Parties. Should the amount in the Account be reduced for any reason, including but not limited to, paying any Indemnifiable Damages of Purchaser Parties, to an amount less than the Minimum Amount, then Seller shall immediately deposit cash into the Account in an amount sufficient to restore the balance thereof to not less than the Minimum Amount. Not later than sixty (60) days after the end of each fiscal year of Seller, Seller shall deliver to Purchaser a Balance Sheet, Statement of Income, and Statement of Changes in Shareholders' Equity together with Notes thereto, as of and for the respective period then ended, that fairly, accurately and completely present the financial condition of the Seller for the respective period. Not later than thirty (30) days after the end of each calendar quarter, Seller shall deliver to Purchaser the bank statement regarding the Account as well as written confirmation in a form acceptable to Purchaser that the amount in the Account is equal to or greater than the Minimum Amount. Seller hereby grants Purchaser a security interest in the Account to secure all of Seller's obligations under this Agreement, including but not limited to, Seller's obligations related to the Indemnifiable Damages of Purchaser Parties, and hereby authorizes Purchaser to perfect its security interest therein.

                                   ARTICLE XI

                INDEMNIFICATION, NONCOMPETE, AND NONSOLICITATION

         Section 11.1      Agreement by the Seller to Indemnify.
         ------------------------------------------------------

                  (a) Seller agrees to indemnify and hold Purchaser and each of its officers, directors, shareholders, employees, agents and assigns (the "Purchaser Parties") harmless in respect of the aggregate of all Indemnifiable Damages of Purchaser Parties. For the purposes of this Section, "Indemnifiable Damages of Purchaser Parties" means the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including related counsel fees and expenses) incurred or suffered by Purchaser Parties resulting from (i) any inaccurate representation or warranty made by Seller in this Agreement, (ii) any default in the performance of any of the covenants or agreements made by Seller in this Agreement, (iii) any claim, action or cause of action arising out of, resulting from or relating to the Purchased Assets, the Premises, the Operating Contracts, the Customer Contracts, the Capital Leases, the Intellectual Property, the Permits, the Business, or Customer and/or creditor claims, accruing prior to the Closing, (iv) the Environmental Damages, and (v) any claim, action or cause of action arising out of, resulting from or relating to the Excluded Assets and the Excluded Liabilities; provided, however, that Seller shall not have any liability hereunder unless the aggregate of all losses, liabilities, costs and expenses relating thereto for which Seller would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $20,000, in which case Seller shall be liable for all amounts in excess of such amount.

                  (b) Each person to be indemnified pursuant to Section 11.1(a) (an "indemnified party") agrees to give prompt notice to the indemnifying party of the written assertion of any claims, or the commencement of any suit, action or proceeding, brought against or sought to be collected from such indemnified party (each a "Third Party Claim"), in respect of which indemnity may be sought by such indemnified party under Section 11.1(a). For purposes hereof, "prompt notice" shall be construed to mean within thirty (30) days after receipt by the indemnified party of the written assertion of any such claim and within fifteen
(15) days after receipt by the indemnified party of service of process of the commencement of any such suit, action or proceeding. The omission to so promptly notify the indemnifying party with respect to a Third Party Claim brought against or sought to be collected from such indemnified party will relieve the indemnifying party from any liability that it may have to such indemnified party hereunder. If any indemnified party shall seek indemnity under Section 11.1(a) with respect to a Third Party Claim brought against or sought to be collected from such indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, to assume and direct the defense and settlement thereof, with counsel satisfactory to such indemnified party; provided that if such indemnifying party shall so assume the defense and settlement of any Third Party Claim brought against or sought to be collected from such indemnified party, such Third Party Claim shall be conclusively deemed a matter in respect of which such indemnified party is entitled to be indemnified by such indemnifying party under Section 11.1(a). After notice from the indemnifying party to an indemnified party of its election to assume and direct the defense and settlement of a Third Party Claim brought against or sought to be collected from such indemnified party that such indemnifying party is entitled to assume and direct under the terms hereof, the indemnifying party shall not be liable to such indemnified party under Section 11.1(a) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing provision of this Section 11.1(b), the indemnifying party shall not (i) without prior written consent of an indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is, or with reasonable foreseeability, could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding or (ii) be liable for any settlement of any Third Party Claim brought against or sought to be collected from an indemnified party effected without such indemnifying party's written consent (which shall not be unreasonably withheld), but if settled with such indemnifying party's written consent, or if there is a final judgment for the plaintiff in any such Third Party Claim, such indemnifying party agrees (to the extent stated above) to indemnify the indemnified party from and against any loss, liability, claim, damage or expense by reason of such settlement or judgment. The indemnification required by Section 11.1(a), including without limitation, the reimbursement of all costs, fees and expenses incurred by the indemnified party in connection with the investigation and defense of any Third Party Claim, shall be made by periodic payments of the amount thereof during the course of the investigation or defense, and not later than thirty (30) days after bills are delivered by the indemnified party or loss, liability, claim, damage or expense is incurred.

                  (c) In the event any indemnified party should have a claim against any indemnifying party under Section 11.1(a) that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party, but in any event within sixty
(60) days after the discovery of such claim. The failure by any indemnified party to so notify the indemnifying party shall relieve the indemnifying party from any liability that it may have to such indemnified party under Section 11.1(a). If the indemnifying party disputes its liability to the indemnified party under Section 11.1(a), it shall so notify the indemnified party within thirty (30) calendar days following its receipt of such notice. If the indemnifying party has timely disputed its liability with respect to such claims, as provided above, the indemnifying party and the indemnified party agree to proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute will be resolved by binding arbitration.

                  (d) Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Purchaser Parties shall have the right to be put in the same financial position as it would have been in had each of the representations and warranties of the Seller been true and correct and had each of the covenants of the Seller been performed in full.


         Section 11.2 Covenant Not to Compete. In consideration of the Purchaser's consummating the transaction set forth in this Agreement including the purchase of all or substantially all of the assets and goodwill of Seller, and as this Agreement is agreed by both parties to be a sale of assets and goodwill of Seller within the scope of Section 16601 of the California Business and Professions Code, Seller hereby agrees that for a period of five (5) years from and after the Closing Date (the "Non Compete Period"), Seller will not (without the affirmative resolution of the Board of Directors of Purchaser) personally or through any business, directly or indirectly, (as an owner, or as a director, officer or in any other capacity) create, assemble, purchase or otherwise acquire or be involved in, in any way, a business similar to the business of Purchaser as it is conducted during the Non Compete Period within all counties of all states of the United States of America and worldwide. Seller hereby recognizes that a breach by Seller of the provisions of this Section 11.2 would cause the Purchaser irreparable injury and damage that cannot be reasonably or adequately compensated by damages of law. Seller, therefore, expressly agrees that the Purchaser shall be entitled to injunctive and/or other equitable relief to prevent a breach of this Section 11.2, in addition to any other remedies legally available to the Purchaser. No bond or other security shall be required in obtaining such equitable relief.

         Section 11.3. Confidential Information. Seller hereby agrees that at all times from and after the Closing, it shall hold in strictest confidence, and not use, except for the benefit of the Purchaser, or to disclose to any person, firm, or corporation without written authorization of the President of the Purchaser, any Confidential Information of the Purchaser. "Confidential Information" means any proprietary information, technical data, trade secrets or know-how, including but not limited to, research, product plans, products, services, customer lists and customers, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, vendors, suppliers, or agreements with either of the foregoing, or other business information disclosed, transferred, sold, or conveyed as part of the Purchased Assets, or disclosed to Seller by the Purchaser either directly or indirectly in writing, orally or by drawings or other observation of parts or equipment or the operation of the Business. The Seller further understands the Confidential Information does not include any of the foregoing items that has become publicly known or made generally available through no wrongful act of the employee or others who were under confidentiality obligations as to the item or items involved.

         Section 11.4. Nonsolicitation. Seller agrees that for a period of five
(5) years following the Closing, Seller will not directly or indirectly solicit, induce, recruit or encourage any of the Purchaser's employees to leave their employment, or take away any such employees, or attempt to solicit, induce, recruit, encourage or take away employees of Purchaser, either for themselves or for the benefit of any other person or entity.

         Section 11.5. Limitations. In the event that any of the provisions of this Article XI are deemed to exceed the temporal or geographic limitations permitted by law, then such provisions shall be and are hereby reformed to the maximum temporal or geographic limitations permitted by law.

         Section 11.6. Right of Offset. In addition to all other rights and remedies provided in law or in equity to Purchaser, Seller hereby acknowledges that in the event that Purchaser suffers any Indemnifiable Damages as defined in
Section 11.1 of this Agreement or damages resulting from a breach of the other provisions of this Agreement, including without limitation, Seller's failure to satisfy all claims by creditors of Seller regarding the Business, Seller has agreed and hereby instructs Purchaser to deduct such Indemnifiable Damages and other damages of Purchaser and set off from any amounts due and owing by Purchaser to Seller at the time of such breach.

         Section 11.7. Termination of Indemnification, Noncompete and Nonsolicitation. Notwithstanding anything contained in this Agreement to the contrary, and because the Parties have agreed to the provisions specified in this Section 11.7 in lieu of otherwise securing or collateralizing the Promissory Note delivered to Seller at the Closing, if Purchaser shall default or otherwise fail or refuse to pay when and as due any or all of the amounts due Seller under the Promissory Note, the form of which is attached hereto as Exhibit "A", then in addition to, and not in lieu of, Purchaser's continuing obligation to pay all amounts due under the Promissory Note, immediately upon such default, (a) Sections 10.5, 11.1, 11.2, 11.3. 11.4 and 11.6 hereof shall terminate and become void ab initio and of no further force or effect, and Seller shall have no further obligation or liability to Purchaser whatsoever under those Sections, (b) any and all claims for indemnity made by any of the Purchaser Parties shall terminate and Seller shall have no obligations whatsoever with respect to any such claims whether satisfied or in process, (c) any and all amounts expended by Seller with respect to honoring Seller's indemnification obligations to any person under this Agreement shall be immediately reimbursed to Seller by Purchaser with interest at the rate of eight percent (8%) per annum from the date that Seller expended such funds until paid, and (d) any and all funds in the Post-Closing Account specified in Section 10.5 hereof shall immediately revert to Seller and Purchaser shall immediately release any lien or encumbrance on such account that Purchaser may have.

                                   ARTICLE XII

                                  MISCELLANEOUS

         Section 12.1. Amendment and Modification. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

         Section 12.2. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

         Section 12.3. Entire Agreement. This instrument and the exhibits and schedules attached hereto contain the entire agreement of the parties hereto with respect to the purchase of the Purchased Assets and the other transactions contemplated herein, and supersede all prior understandings and agreements of the parties with respect to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include the schedules and exhibits attached hereto. The Recitals to this Agreement are an integral part of this Agreement and are hereby incorporated verbatim as a part of this Agreement as if set forth here in full.

         Section 12.4. Headings. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


         Section 12.5. Execution in Counterpart. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

         Section 12.6. Notices. Any notice, request, information or other document to be given hereunder to any of the parties by any other party shall be in writing and delivered personally or by facsimile transmission or sent by prepaid overnight express courier, addressed as follows:

If to Seller, at:                         Mr. Vernon Edler, III
                                          c/o Edler Industries, Inc.
                                          2101 Dove Street
                                          Newport Beach, California 92660
                                          Fax: (949) 756-9078

         with a copy to:                  Business Venture Law Group
                                          1620 26th Street,
                                          Suite 300 South Tower
                                          Santa Monica, California 90404
                                          Attn: James M. Jimenez, Esq.
                                          Fax: (707) 897-0060

If to the Purchaser, to it at:            Reinhold Industries, Inc.
                                          12827 East Imperial Highway
                                          Santa Fe Springs, California 90670
                                          Attn: Mr. Michael T. Furry, President
                                          Fax: (310) 941-8579

         with a copy to:                  Horgan, Rosen, Beckham & Coren, L.L.P.
                                          21700 Oxnard Street, Suite 1400
                                          Woodland Hills, California 91365
                                          Attn: Arthur A. Coren, Esq.
                                          Fax: (818) 340-6190

Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally or by facsimile transmission shall be deemed to have been given on the date it is so delivered, and any notice delivered by mail or express courier shall be deemed to have been given on the third business day following the date of posting.

         Section 12.7. Governing Law. This Agreement shall be governed by, interpreted under and construed in accordance with the laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. applicable to contracts made and to be performed therein.

         Section 12.8. Assignee of Reinhold. At any time prior to the Closing, Purchaser may designate an "assignee" (an affiliated corporation or subsidiary) to actually proceed with the transactions that are contemplated by this Agreement on Purchaser's behalf without further consent of Seller being required; provided, however, that (i) such assignee is capable of making each of the representations and warranties of Purchaser and performing each of the obligations of Purchaser contained herein and that such assignee executes an instrument pursuant to which it becomes a party hereto and (ii) Purchaser shall not be relieved of any obligations or liabilities to Seller contained herein.

         Section 12.9. Consent to Jurisdiction and Arbitration.

                           (a)  Jurisdiction. The parties hereto agree that all
disputes arising in connection with this Agreement shall be subject to binding arbitration to be had before a retired judge affiliated with JAMS/Endispute or similar arbitration service in Los Angeles County, California. This choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between or among the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this section. Each party hereto waives any right that it may have to assert the doctrine forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this section, and stipulates that the state and federal courts located in the County of Los Angeles, State of California, shall have in personam jurisdiction and venue over each of them for the purpose of binding arbitration relating to any dispute, controversy or proceeding arising out of this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this section by means of registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or personal service in accordance with Section 41310 et. seq. of the California Code of Civil Procedure. Any final judgement rendered against the party in any binding arbitration or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

                           (b) Arbitration.  Any party seeking to arbitrate any
dispute or controversy arising under this Agreement ("Claimant")shall serve on the other party ("Respondent") a written brief outlining, based on information known at the time, each and every claim made by the Claimant, the legal authority on which Claimant relies in making each claim, and a brief recitation of the facts supporting each claim. Respondent will then have thirty (30) days to serve a written response, outlining, in detail, each and every defense to Claimant*s claims, and each and every counterclaim of Respondent, the legal authority on which Respondent relies in making each defense or counterclaim, and a brief recitation of the facts supporting each defense and counterclaim. Claimant will then have ten (10) days to serve a written reply brief. The parties shall select by mutual agreement a retired judge to serve as arbitrator of the dispute. The arbitrator shall have the power to make any appropriate award at law or in equity. If the parties are unable to agree on an arbitrator within twenty (20) days after the date that Claimant*s written reply brief is due as specified above, Claimant shall notify JAMS/Endispute of its claims and JAMS/Endispute shall select a retired judge to serve as arbitrator of this matter. The hearing will be scheduled within forty-five (45) days of the due date of the Claimant*s reply brief or as soon thereafter as may be practicable. The decision of the arbitrator will be made within fifteen (15) days after the hearing. The award entered by the arbitrator shall be in writing and shall include specifically all findings of fact and conclusions of law. The award of the arbitrator shall be final and binding on the parties from which no appeal may be taken unless the award is (i) clearly erroneous as a matter of law, (ii) procured by corruption, fraud or undue means, or (iii) there is evident corruption by the arbitrator. Prior to the appointment of the arbitrators, either party may seek provisional remedies, including, but not limited to, temporary restraining orders and preliminary injunctions, in any court having jurisdiction thereon. Judgment upon the award rendered by the arbitrator may be entered in any state or federal court in Los Angeles County, California. The parties specifically incorporate, as applicable, the provisions of Section 1280 et seq. of the California Code of Civil Procedure and the parties shall have the right to conduct discovery prior to the arbitration hearing in accordance with
Section 1283.05 of the California Code of Civil Procedure. The parties consent to the jurisdiction of the courts of the State of California, and of the United States District Court for the Central District of the State of California for all purposes in connection with arbitration. Each party shall bear its respective arbitration expenses and shall each pay fifty percent (50%) of the arbitrator*s charges and expenses. Notwithstanding the foregoing, the parties may seek any provisional remedy available at law or in equity in any state or federal court in Los Angeles County, California without compromising the right and obligation to arbitrate ultimately and finally all disputes hereunder.

         Section 12.10. Materiality. The term "material" with reference to any event, change or effect with respect to any party means an event, change or effect that is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses, or operations of such entity and its subsidiaries taken as a whole.

         Section 12.11. Severability. Whenever possible, each provision of this Agreement and every related document shall be interpreted in such manner as to be valid under applicable law. However, if any provision of this Agreement shall be invalid or prohibited under applicable law, such provision shall be construed, interpreted and limited to effectuate its purpose to the maximum legally permissible extent. If it cannot be so construed and interpreted so as to be valid under such law, such provision shall be ineffective to the extent of such invalidity or prohibition without invalidating the remainder of such provision or the remaining provisions of this Agreement, and this Agreement shall be construed to the maximum extent possible to carry out its terms without such invalid or unenforceable provision or portion thereof.

         Section 12.12. Failure to Enforce. The failure of Purchaser to enforce any threatened or existing violation, default or breach of this Agreement shall not be deemed a waiver of such a violation, default or breach, and Purchaser shall have the right to enforce the same at a later time and the right to waive in writing any condition imposed herein for its benefit without thereby waiving any other provision or condition.

         Section 12.13. Press Releases and Public Announcements. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other party; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party shall use its reasonable best efforts to advise the other party prior to making the disclosure).

         Section 12.14. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

         Section 12.15. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.





SELLER:

EDLER INDUSTRIES, INC.
a California corporation


By:______________________________
         Vernon Edler, III
         President




PURCHASER:

REINHOLD INDUSTRIES, INC.
a Delaware corporation


By:______________________________
         Michael T. Furry
         President

                                                                      EXHIBIT A


PROMISSORY NOTE

$1,000,000.00                                       Santa Fe Springs, California
                                                    April 20, 2001
                                                    (The "Effective Date")

         FOR VALUE RECEIVED, the undersigned, REINHOLD INDUSTRIES, INC., a Delaware corporation (the "Maker"), hereby unconditionally promises to pay to the order of EDLER INDUSTRIES, INC., a California corporation (the"Holder"), at such place as the Holder may from time to time designate in writing, the principal amount of ONE MILLION DOLLARS ($1,000,000.00).

         This Promissory Note (the "Note") is the Note referred to in, and is executed and delivered by Maker in connection with, that certain Asset Purchase Agreement dated as of even date herewith (the"Purchase Agreement") (as the Purchase Agreement may from time to time be amended, modified or supplemented or restated). Additional rights of Holder are set forth in the Purchase Agreement. All capitalized terms used and not otherwise defined herein shall have the respective meanings given to such terms in the Purchase Agreement.

         1. Principal Repayment. The outstanding principal balance of the Note together with all accrued and unpaid interest then owing shall be due and payable in full on September 30, 2001 (the"Maturity Date").

         2. Interest Payments. Interest shall accrue on the unpaid principal balance of this Note from the Effective Date until paid at the rate of Eight Percent (8.0%) per annum, computed on the basis of a 365 day year for the actual number of days elapsed. Interest only on the unpaid principal balance of the Note shall be due and payable on the first day of each calendar month, commencing June 1, 2001. Each interest payment shall be in an amount equal to the full amount of accrued but unpaid interest as of the last day of the immediately preceding month.

         3. Place of Payment. All amounts payable hereunder shall be payable in lawful money of the United States of America and in immediately available funds at the office of Holder, 2101 Dove Street, Newport Beach, CA 92660, unless another place of payment shall be specified to Maker in writing by Holder.

         4. Application of Payments. Payment on this Note shall be applied first to accrued and unpaid interest, and thereafter to the outstanding principal balance hereof.

         5. Default.
            -------

                  5.1 Event of Default. Each of the following events shall be an"Event of Default" hereunder:

                           (a)      Maker fails to pay timely the principal
amount due under this Note on the Maturity Date;

                           (b)      Maker fails to pay timely any accrued
interest or other amounts due under this Note on the date that such amount becomes due and payable and such failure continues for a period of five (5) days;

                           (c)      Maker files any petition or action for
relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

                           (d)      An involuntary petition is filed against
Maker (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Maker.

                  5.1 Default Rate of Interest; Acceleration. Upon the occurrence of an Event of Default hereunder, the unpaid principal balance, all accrued and unpaid interest and all other amounts owing hereunder shall automatically and without notice become immediately due and payable in full. In addition, the aggregate of the unpaid principal balance of the Note and all accrued and unpaid interest thereon shall accrue interest from the date of the Event of Default until paid at the rate of Twelve Percent (12%) simple interest per annum (the "Default Rate of Interest").

         6. Late Fees and Default. In addition to its obligation to pay the Default Rate of Interest on all amounts due hereunder upon the occurrence of an Event of Default, if Maker fails to deliver any payment required hereunder within five (5) days of the date due, Maker shall pay to Holder a late fee equal to five percent (5%) of the amount due (or the highest rate permitted under applicable law for late fees, not to exceed five percent (5%) of the unpaid balance of any amounts due and payable). Maker acknowledges and agrees that (i) a default in making the payments herein agreed to be paid when and as due will result in Holder incurring additional administrative expenses, loss to Holder of the use of the money due, and in frustration to Holder in meeting its other commitments, (ii) if for any reason Maker fails to pay any amounts due hereunder, Holder shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages, and (iii) the late fees specified in this paragraph are a reasonable estimate by the parties of such damages.

         7. Waiver. Maker waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses. Maker specifically waives any and all defenses that it may have under the Purchase Agreement to payment of any and all amount due under this Note and waives its right to plead any and all statutes of limitations as a defense to any demands hereunder to the full extent permitted by law. Maker acknowledges and agrees that the waiver of defenses specified in this Section 7 are a material inducement to Holder, without which Holder would not have entered into the Purchase Agreement.

         8. Prepayment. Maker may prepay any and all amounts due under this Note in whole or in part at any time and from time to time without penalty or premium. Any such prepayment shall be credited first against all accrued and unpaid interest and then against the outstanding principal balance.

         9. Governing Law. This Agreement shall be governed by, interpreted under and construed in accordance with the laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California applicable to contracts made and to be performed therein.

         10. Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Maker and shall extend to any successor or assign of Holder hereof.

         11. Remedies; Legal Fees and Costs. The remedies specified in this Note upon the occurrence of an Event of Default shall be in addition to, and not in lieu of, any and all remedies to which Holder is entitled upon the default of any payment due hereunder pursuant to the terms of the Purchase Agreement. If an Event of Default occurs, then in addition to the remedies to which Holder is entitled under the Purchase Agreement, Holder may, in its sole and absolute discretion, also elect to file suit against Maker in Superior Court of Orange County, California or file a claim against Maker in arbitration in accordance with the Arbitration provisions as set forth in Section 12.9 of the Purchase Agreement. If this Note is not paid when due, whether at maturity or by acceleration, then in addition to payment of all other amounts due hereunder, Maker shall pay all costs of collection, including, but not limited to, reasonable attorneys' fees, costs and all other expenses incurred by Holder hereof on account of such collection, whether or not suit or a claim in arbitration is filed hereon. If Holder institutes any action, suit, counterclaim, appeal, arbitration or mediation for any relief against Maker, declaratory or otherwise (collectively an "Action"), after the occurrence of an Event of Default, to enforce the terms hereof or to declare rights hereunder, then the prevailing party in such Action, whether by arbitration or final judgment, shall be entitled to have and recover of and from the other party all costs and expenses of the Action, including reasonable attorneys' fees and costs, and all costs of arbitration, including the arbitrator's fees incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling or award (collectively, a "Decision") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such Action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision. A court or arbitrator shall fix the amount of reasonable attorneys' fees and costs upon the request of either party. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including reasonable attorneys' fees and expert fees and costs (collectively "Costs") incurred in enforcing, perfecting and executing such judgment. For the purposes of this paragraph, Costs shall include, without limitation, in addition to Costs incurred in prosecution or defense of the underlying action, reasonable attorneys' fees, costs, expenses and expert fees and costs incurred in the following: (a) postjudgment motions and collection actions; (b) contempt proceedings; (c) garnishment, levy, debtor and third party examinations; (d) discovery; (e) bankruptcy litigation; and (f) appeals of any order or judgment. "Prevailing party" within the meaning of this section includes, without limitation, a party who agrees to dismiss an Action in consideration for the other party's payment of the amounts allegedly due or obtains substantially the relief sought by such party.

         12. Usury. Should the interest or any fees or late charges in this Note be determined to violate the usury laws of the State of California, the interest rate, and any fees or late charges shall be adjusted to be the highest rate permitted under the laws of the State of California without effecting the collectability hereof and any payment in excess of the maximum rate allowed by law shall be credited against the outstanding principal balance of this Note.

         13. Amendment. This Note may not be amended orally but only by an agreement in writing signed by both Maker and Holder.

         IN WITNESS WHEREOF, Maker has executed this Note as of the Effective Date specified above.


                                                  MAKER:

                                                  REINHOLD INDUSTRIES, INC.,
                                                  a Delaware corporation


                                                  By:__________________________
                                                          Michael T. Furry
                                                          President